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                                                                  EXHIBIT 10.136




                             STOCK OPTION AGREEMENT
                                TELTRONICS, INC.
                        1995 INCENTIVE STOCK OPTION PLAN

         I. SHARES. A Stock Option for a total of ________ shares of Common Stock, $.001 par value ("Option") of Teltronics, Inc., a Delaware corporation (herein the "Company") is granted as of May 16, 1995 to:
_______________________ (hereinafter the "Optionee"), subject in all respects to the terms and provisions of the Teltronics, Inc. 1995 Incentive Stock Option Plan adopted by the Company May 16, 1995 (hereinafter referred to as the "Plan"). A copy of the Plan is attached hereto and the terms and provisions of which are incorporated herein by reference. If there is any inconsistency or discrepancy between the terms and provisions of this Option and the Plan, the terms and provisions of the Plan shall prevail. The Option and all rights of the Optionee under this Option are subject to ratification of the Plan at a meeting of the Company's shareholders prior to May 15, 1996. If the shareholders do not ratify the Plan, this Option shall be null and void and treated for all purposes as if it were not granted.
         II. PRICE. The Option price as determined by the Board of Directors of the Company is $1.625 per share which is 100% of the fair market value of a share of the Common Stock of the Company at May 16, 1995 as determined by its Board of Directors. The price for shares upon exercise shall be paid in cash or certified funds.
         III. NON-ASSIGNABILITY. This Option may not be transferred or hypothecated in any manner and may be exercised only during the Optionee's lifetime (subject to special provisions set forth in the Plan for exercise after the Optionee's death or termination of employment for permanent disability as determined by the Company or normal retirement with the consent of the Company) and shall only be exercisable by such Optionee or his or her legal representative. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.
         IV.     EXERCISE.
                 A. This Option may not be exercised prior to the below dates for the shares indicated and upon and after such dates only if Optionee continues to be employed by the Company or any Subsidiary of the Company:
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                 Earliest Exercise Date            Number of Shares
                 ----------------------            ----------------
                 June 1, 1996
                 June 1, 1997
                 June 1, 1998
                 June 1, 1999
                 June 1, 2000

                 B. This Option may not be exercised more than five (5) years from the date hereof, and may be exercised during such time only in accordance with the terms and provisions of the Plan.
                 C. This Option may be exercised for all or part of the shares eligible for exercise by presenting a written notice to the Company that this Option is exercised in strict accordance with the terms and provisions of the Plan. The Company shall determine whether or not the Option notice complies with the terms and provisions of the Plan. Such notice shall identify this Option, state the number of shares as to which the Option is exercised and be signed by the Optionee. Delivery of the price in payment for the shares to be purchased pursuant to the exercise of this Option shall accompany the notice of the exercise.
         If the Optionee is deceased, the notice of exercise shall be signed, and if disabled, it may be signed, by the Optionee's legal representatives or beneficiaries, and in all instances shall be accompanied by evidence satisfactory to the Company and its Transfer Agent of the right of such person or persons to exercise this Option and receive the shares to be purchased pursuant to the exercise of this Option. The Optionee shall have none of the rights of a stockholder until the Option is exercised and the shares are issued to the Optionee, and then only as to shares so issued and only so long as such shares are registered in the Optionee's name.


Dated:                                     TELTRONICS, INC.
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                                           By:
                                              --------------------------------
                                                  Ewen R. Cameron, President





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         If the following acknowledgement and acceptance is not executed within ten (10) days of the effective date of this Option, it shall lapse and be treated for all purposes as if it were never granted.
         The Optionee acknowledges that a copy of the Plan is attached to this Option and represents that he or she is familiar with and understands the terms and provisions thereof. The Optionee hereby accepts this Option subject to all the terms and provisions of this Option and the Plan. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board of Directors upon any questions arising under the Plan. As a condition to the issuance of shares of Common Stock of the Company under this Option, the Optionee authorizes the Company to withhold in accordance with applicable law from any regular cash compensation payable to him or her any taxes required to be withheld by the Company under Federal, State or Local law as a result of exercise of this Option.


Dated:
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WITNESS:


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                                                   OPTIONEE





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